Exhibit 5.11

May 27, 2025

VIA SEDAR+ and EDGAR

British Columbia Securities Commission, as Principal Regulator

Alberta Securities Commission

Financial and Consumer Affairs Authority of Saskatchewan

Manitoba Securities Commission

Ontario Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Nova Scotia Securities Commission

Office of the Superintendent of Securities (Prince Edward Island)

Office of the Superintendent of Securities (Newfoundland and Labrador)

United States Securities and Exchange Commission

Dear Sirs/Mesdames:

Re:	Endeavour Silver Corp. (the “Company”)

Short Form Base Shelf Prospectus and Registration Statement – Consent of Expert

Reference is made to the Company’s short form base shelf prospectus dated May 27, 2025, including the documents incorporated by reference therein (the “Prospectus”), and the Company’s Registration Statement on Form F-10 dated the same date which contains, in part, the Prospectus (the “Registration Statement”). I, Henri Gouin, P.Eng., a Qualified Person as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Properties, hereby consent to the use of my name in connection with references to my involvement in the preparation of the technical report entitled “Technical Report on The Huachocolpa Uno Mine Property, Huancavelica Province, Peru” dated March 27, 2025, with an effective date of December 31, 2024 (the “Technical Report”) and to references to the Technical Report, or portions thereof, in the Prospectus and the Registration Statement and to the inclusion of information derived from those sections of the Technical Report that I am responsible for preparing, in the Prospectus and the Registration Statement.

I also hereby confirm that I have read the Prospectus and the Registration Statement, and I have no reason to believe there are any misrepresentations in the information contained therein that are derived from those sections of the Technical Report that I am responsible for preparing, or that are within my knowledge as a result of the services I performed in connection with the Technical Report.

Yours truly,

/s/ Henri Gouin

Henri Gouin, P.Eng.

SGS Geological Services